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                                                                    EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT


We hereby consent to the incorporation by reference in Registration Statements No. 33-86414, No. 33-38359, No. 33-44669, No. 33-50100, and No. 33-73268 of
Johnston Industries, Inc. (the "Company") on Form S-8 of our report dated August 15, 1994 (August 16, 1995 as to the second paragraph of Note 2 and Note
20) on the Company's financial statements as of June 30, 1994 and 1993 and for each of the three years in the period ended June 30, 1994 included in the Company's Form 8-K dated August 21, 1995. Such report includes an explanatory paragraph concerning litigation related to an environmental contingency.







DELOITTE & TOUCHE LLP


Atlanta, Georgia
August 18, 1995